UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011
___________

CENTRAL VIRGINIA BANKSHARES, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	000-24002 (Commission File Number)	54-1467806 (IRS Employer Identification No.)
2036 New Dorset Road, P. O. Box 39 Powhatan, Virginia (Address of Principal Executive Offices)	23139 (Zip Code)

Registrant’s telephone number, including area code:  (804) 403-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Central Virginia Bankshares, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 24, 2011 (the “Annual Meeting”).  At the Annual Meeting, the shareholders of the Company elected three directors to serve for three-year terms, ratified the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for 2011 and approved an advisory proposal regarding the compensation of executive officers.  The voting results for each proposal voted on are as follows:

1.	To elect three directors to serve for terms of three years each expiring at the 2014 annual meeting of shareholders:

	For	Withheld	Broker Non-Vote
Herbert E. Marth, Jr.	1,155,693	46,418	810,974
Roseleen P. Rick	1,150,151	51,960	810,974
William C. Sprouse, Jr.	1,154,760	47,351	810,974

2.	To ratify the appointment of Yount, Hyde & Barbour, P.C., an independent registered public accounting firm, to serve as the Company’s independent auditors for the year ending December 31, 2011:

For	Against	Abstain
1,964,568	43,007	5,509

3.	To approve the following advisory (non-binding) proposal:

RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in the proxy statement pursuant to the rules of the Securities and Exchange Commission.

For	Against	Abstain	Broker Non-Vote
975,575	128,754	97,781	810,975

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VIRGINIA BANKSHARES, INC.
(Registrant)

Date: May 25, 2011	By:	/s/ Robert B. Eastep
Robert B. Eastep
Senior Vice President and Chief Financial Officer